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Exhibit 5.1

Fulbright & Jaworski L.L.P.
A Registered Limited Liability Partnership
865 South Figueroa Street, 29th Floor
Los Angeles, California 90017
www.fulbright.com

May 2, 2002

F.A.O., Inc.
2520 Renaissance Boulevard
King of Prussia, PA 19406

        Re: F.A.O., Inc. Form S-3 Registration Statement

Ladies and Gentlemen:

        In connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by F.A.O., Inc., a California corporation (formerly known as The Right Start, Inc.) (the "Company"), under the Securities Act of 1933, as amended, relating to the resale or pledge by certain stockholders of the Company of up to an aggregate of 6,170,208 shares (the "Shares") of Common Stock, without par value, of the Company, consisting of (i) 5,801,660 Shares which are currently outstanding (the "Outstanding Shares"), and (ii) 368,548 Shares (the "Warrant Shares") to be issued upon the exercise of certain outstanding warrants (the "Warrants"), we as counsel for the Company have examined such corporate records, other documents and questions of law as we have deemed necessary or appropriate for the purposes of this opinion.

        Upon the basis of such examination, we advise you that in our opinion (i) the Outstanding Shares have been duly and validly authorized, legally issued, fully paid and non-assessable, and (ii) the Warrant Shares, if, as and when issued in accordance with the terms of the Warrants, including, without limitation, any payment required in connection with the exercise thereof, will be duly and validly authorized, legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                      Very truly yours,

                      /s/ Fulbright & Jaworski L.L.P.

                      Fulbright & Jaworski L.L.P.

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  Exhibit 5.1